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                                                                   Exhibit 10.36


                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                   VION PHARMACEUTICALS, INC. AND ALAN KESSMAN
                           DATED AS OF JANUARY 1, 2004



     EMPLOYMENT AGREEMENT, dated as of the 3rd day of November 3, 2003, by and between Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Alan Kessman (the "Executive").

     WHEREAS, the Executive has been acting as the President and Chief Executive Officer of the Company pursuant to an employment agreement dated January 11, 1999 (the "January 1999 Agreement"); and

     WHEREAS, the January 1999 Agreement expires on December 31, 2003; and

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's continued long-term contribution to the growth and success of the Company is essential and the Board desires to provide for the continued employment of the Executive on terms which the Board has determined will reinforce and encourage the attention and dedication to the Company of the Executive as a member of the Company's management, in the best interests of the Company and its stockholders; and

     WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions herein provided.

     NOW THEREFORE, in order to effectuate the foregoing, the Company and the Executive wish to enter into a new employment agreement on the terms and conditions set forth below. Accordingly, in consideration of premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by the Company, on the terms and conditions set forth herein.

2. Term. The term of the Executive's employment hereunder (the "term") will commence on January 1, 2004 (the "Effective Date") and, unless sooner terminated or extended in accordance with the terms hereof, will expire on December 31, 2005. This Agreement shall not become effective until the Effective Date and shall only become effective if the Executive's employment by the Company (under the January 1999 Agreement) has not been terminated prior to the Effective Date.

3. Position and Duties. During the term of the Executive's employment hereunder, the Executive shall serve as the President and Chief Executive Officer of the Company reporting only to the Board, shall have supervision and control over, and responsibility for, the general management of the affairs of the Company and shall have all of the responsibilities, duties and authority usually incident to the office of the highest ranking executive officer of the Company and such responsibilities, duties and authority as he may have as of the Effective Date hereof and as may reasonably from time to time be assigned to him by the Board. Notwithstanding the foregoing, the Executive agrees that at any time during the term of the Executive's employment hereunder, the Company may assign the title of President of the Company to another executive officer of the Company without violating this Agreement (including this Section 3), and that any such assignment shall not be deemed "Good Reason" for termination of the Executive's employment hereunder; provided that (i) the Executive retains the title of Chief Executive Officer, (ii) the Chief Executive Officer remains the highest ranking executive officer of the Company with all other executive officers and employees, including the President, reporting to the Chief Executive Officer and (iii) the Executive's duties and authority shall not be diminished in a manner inconsistent with this Section 3.

          The Executive agrees to devote substantially all his working time, efforts and skills to the business and affairs of the Company during the Company's normal business hours, but nothing in this Agreement shall preclude the Executive, with the approval of the Board, from (i) participating in charitable and community activities, and (ii) serving as a director or member of an advisory committee of any corporation not in competition with the Company, or as an officer, trustee or director of any charitable, educational, philanthropic or social entities, provided that the performance of his duties and responsibilities in any of such capacities does not interfere with the regular performance of his duties and responsibilities hereunder.


4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall perform the duties of his employment at the principal executive offices of the Company in New Haven, Connecticut (the "Headquarters"), except for required travel on Company business. The Company and the Executive agree that the Company's principal executive offices shall at all times during the term of this Agreement be located in New Haven, Connecticut or in such other location within either a twenty-five (25) mile radius of the current Headquarters or within a twenty-five (25) mile radius of Stamford, Connecticut.

5. Compensation and Related Matters. During the term of the Executive's employment hereunder, the Executive shall be provided with the following:

     (a) Salary. The Company shall pay to the Executive an annual base salary at a rate equal to $412,000 commencing on the Effective Date, or at such greater rate


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as the Board may from time to time determine in its sole discretion based upon the Executive's job performance (hereinafter referred to as the "Base Salary") payable in substantially equal installments in accordance with the Company's normal salary payment procedures. Any increase in the Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, the Base Salary hereunder shall not thereafter be reduced without the Executive's written consent, except for across-the-board salary reductions similarly affecting all management personnel of the Company.

     (b) Bonuses. The Executive will be eligible for an annual bonus based on the achievement of specified Company goals (as determined by the Board with input from the Executive), with a maximum bonus of fifty percent (50%) of Base Salary during the fiscal year with respect to which such bonus is awarded.

     (c) Expenses. The Executive's employment hereunder, the Executive shall be entitled to receive reimbursement for all reasonable and customary out-of-pocket expenses incurred by the Executive in performing services hereunder, including all expenses of travel and similar expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company from time to time.

     (d) Company Benefits. The Executive shall be entitled to participate in and enjoy, all of the employee compensation and benefit plans and arrangements and all of the perquisites in which executive officers of the Company participate (including without limitation, from time to time as applicable, each retirement and bonus plan, stock option plan, group life, medical and hospitalization insurance plans, and disability plan). The Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company in the future to its executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites. Any payments or benefits payable to the Executive under this
Section 5(d) in respect of any calendar year during which the Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in the calendar year during which he is so employed. Notwithstanding the foregoing, the Executive shall be entitled, at no additional cost to the Executive, to $1 million in term life insurance coverage (and shall be entitled to select the beneficiary thereof) pursuant to the Company's group policy, in lieu of the amount to which the Executive would otherwise be entitled pursuant to the Company's standard benefits practices.

     (e) Vacations. The Executive shall be entitled in each calendar year to the greater of (i) four weeks of paid vacation or (ii) the maximum amount of paid vacation provided to any executive of the Company, such amount to be prorated for any partial years. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executive officers.


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     (f)  Special Benefits. The Company shall make payments on behalf of the
Executive for the following personal insurance policies (the "Personal Insurance Policies") at levels currently in effect as follows:

          (i) Whole-Life Policy. The Company shall pay eighty two percent (82%) of the annual cost of the Executive's current whole-life insurance policy;

          (ii) AD&D Policy. The Company shall pay the entire annual cost of the Executive's current accidental death and dismemberment insurance policy; and

          (iii) Long-Term Disability Policy. The Company shall pay ninety percent (90%) of the annual cost of the Executive's current personal long-term disability insurance policy.

     (g) Stock Options. Subject to approval by the Board and based upon the satisfactory job performance of the Executive, it is the parties' intention that the Executive will be granted stock options from time to time in order to achieve ownership upon exercise of all options held by the Executive of approximately 3-5% of the Company's common stock, but the making of any such grant or award and all terms and conditions of such future grants or awards shall be entirely within the discretion of the Board.

     (h) Tax Adjustment Payment. Within thirty (30) days after the Executive exercises a previously granted stock option to purchase 220,000 shares of Company common stock at a price of $5.25 per share and within thirty (30) days after the Executive notifies the Company of the subsequent sale or transfer of such underlying shares, the Company shall make payment to the Executive in the amount necessary to pay any taxes due upon exercise of such option and upon the subsequent sale or transfer thereof (the "Tax Payment Amount"). In addition, the Company shall pay to the Executive at the time of payment of the Tax Payment Amount, the amount necessary to pay Federal and state income tax with respect to the Executive's receipt of the Tax Payment Amount using the highest marginal individual rate (the "Gross-Up Amount").

6. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If: (i) the Executive is unable to substantially perform the essential functions of his job, with or without reasonable accommodation, as contemplated by Section 3 of this Agreement, by reason of a physical or mental illness or other condition, on a full-time basis for the entire period of six consecutive months and (ii) within thirty (30) days after written notice of termination is given, the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.


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


     (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon: (i) the willful and continued failure by the Executive to substantially perform his duties hereunder or under any other contractual obligation to the Company (other than any such failure resulting from the Executive's death or incapacity due to accident or physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Section 6(f), by the Executive for Good Reason, as defined in Section 6(d)(ii)), after written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes the Executive has not substantially performed his duties, (ii) the engaging by the Executive in an act or acts of dishonesty constituting a felony under the laws of the United States or any state thereof and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or
(iii) the willful engaging by the Executive in conduct which is materially injurious to the Company, monetarily or otherwise (which shall include, but shall not be limited to, conduct described in Section 9). For purposes of this Section, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without a finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) hereof.

     (d)  Termination by the Executive.

          (i) The Executive may terminate his employment hereunder (A) for Good Reason, or (B) in the absence of Good Reason, by giving ninety (90) days prior written notice of his intention to terminate.

          (ii) For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Executive notifies the Board in writing of the existence of such circumstances pursuant to subsequent provisions of this
Section 6(d)(ii):

                 (A) the assignment to the Executive of any duties, functions or responsibilities other than those contemplated by Section 3 hereof or materially inconsistent with the position with the Company that the Executive held immediately prior to the assignment of such duties or responsibilities or a significant adverse alteration in the nature or status of the Executive's responsibilities or the conditions of the Executive's employment from those contemplated in Section 3 hereof;

                 (B) any removal of the Executive from, or any failure to re-designate or re-elect the Executive to, the position of Chief Executive Officer as indicated in Section 3 hereof, except in connection with termination of the Executive's employment hereunder pursuant to Subsection (b) or (c) of
Section 6 hereof;


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


                 (C) a reduction by the Company in the Executive's Base Salary as in effect on the Effective Date or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

                 (D) the relocation of the Company's Headquarters to a location more than 25 miles from its current location and more than 25 miles from Stamford, Connecticut, or the Company's requiring the Executive to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

                 (E) the failure by the Company to pay to the Executive any portion of the Executive's current compensation within the time guidelines established pursuant to standard Company policy;

                 (F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9 hereof; or

                 (G) in the event of a "change in control of the Company" (as hereinafter defined), the failure of the Company, or any successor to the Company, to agree, in writing, in form and substance satisfactory to the Executive, to extend the expiration of the term of this Agreement under Section 2 above until the second anniversary of the date of the change in control of the Company.

The Executive shall notify the Company that he believes that one or more of the circumstances described above exists, and of his intention to terminate this Agreement for Good Reason as a result thereof, within thirty (30) days of the time that he gains knowledge of such circumstances. The Executive shall not deliver a Notice of Termination until thirty (30) days after he delivers the notice described in the preceding sentence and may do so only if the circumstances described in such notice have not been fully corrected by the Company. The Executive's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to accident or physical or mental illness.


     (e) Notwithstanding anything to the contrary set forth herein, subject to the Bylaws of the Company, the Board shall have the right by majority vote to terminate the Executive's employment for any reason at any time, subject to the consequences of such termination as set forth in this Agreement.

     (f) Any termination of the Executive's employment by the Company or the Executive (other than termination pursuant to Subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If any dispute


                                       6




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concerning termination of the Executive's employment under Subsection (b), (c),
(d)(i)(A) or (d)(i)(B) above results in a final determination as hereinafter provided that a proper basis for such termination did not exist, the Executive's employment hereunder shall be treated as having been terminated other than pursuant to Subsection (b), (c), (d)(i)(A) or (d)(i)(B), as the case may be, by the party who gave Notice of Termination.

     (g) "Date of Termination" shall mean: (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Subsection (b) above, thirty (30) days after Notice of Termination is given and (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty
(30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given).

7.        Compensation Upon Termination.

     (a) If the Executive's employment should be terminated by his death or disability, the Company shall pay any amounts due to the Executive or his beneficiaries under Section 5 through the Date of Termination in accordance with
Section 10(c), plus accrued vacation pay and all other unpaid amounts (if any) to which the Executive is entitled under any compensation or bonus plan of the Company and any deferred compensation (and earnings thereon) credited to the Executive, in each case at the time such payments are due.

     (b) If the Executive's employment should be terminated by the Company for Cause pursuant to Section 6(c) or by the Executive other than for Good Reason, the Company shall pay the Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, such payment to be made within the time guidelines established pursuant to standard Company policy, plus accrued vacation pay and all other unpaid amounts (if any) to which the Executive is entitled under any compensation or bonus plan of the Company and any deferred compensation and (earnings thereon) credited to the Executive, in each case at the time such payments are due.

     (c) If (A) the Company shall terminate the Executive's employment other than for disability pursuant to Section 6(b) or other than for Cause pursuant to
Section 6(c) or (B) the Executive shall terminate his employment for Good Reason pursuant to clause (A) of Section 6 (d)(i), then:

          (i) the Company shall pay the Executive (A) his full Base Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, no later than the fifth day following the Date of Termination, plus (B) accrued vacation pay and all other unpaid amounts (if any) to which the Executive is entitled as of the Date of Termination under any compensation or bonus plan of the Company, at the time such vacation pay or other unpaid amounts are due under such vacation or other compensation plan or program, plus (C) any deferred compensation (and earnings thereon) credited to the Executive at the time such amounts are required to be paid to the Executive


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under the plan or program pursuant to which such deferred compensation (and earnings thereon) are held;

          (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive as severance pay, in a lump sum within ten (10) days of the Date of Termination an amount equal to (x) two times the Executive's then current Base Salary, (y) two times the average of the annual bonuses paid to the Executive by the Company for the prior two years, and (z) two times the annual amounts set forth in Section 5(f) of this Agreement; and

          (iii) for a period of twenty-four (24) months following the Date of Termination, the Company shall arrange to provide the Executive with the life, disability, accident and health insurance benefits substantially equivalent to those which he was receiving immediately prior to the event which led to the termination of the Executive's employment; provided, however, that the Executive will no longer be deemed to be an "employee" for purposes of any qualified or non-qualified retirement plan, any stock option or other equity incentive compensation arrangement or any successor plans thereto.

     (d) The ongoing benefits provided to the Executive pursuant to Section 7(c)(iii) shall terminate upon the full-time employment of the Executive with another employer and the Executive shall repay the pro rata portion of the payment provided under Section 7(c)(ii)(z) determined by multiplying the amount of such payment by a fraction, the numerator of which is determined by subtracting the number of full months that have elapsed since the Date of Termination from twenty-four (24), and the denominator of which is twenty-four
(24).

     (e) Notwithstanding anything to the contrary, the Company shall not be obligated to pay Executive any amounts or benefits under this Section 7 unless the Executive provides the Company with a general release in favor of the Company and its affiliates and their respective current and former directors, officers, and employees, in form and substance acceptable to the Company.

8.        Compensation Upon Termination of the Term of Employment.

     If the Executive's employment terminates at the end of the term of this Agreement and Executive's employment is not thereafter continued either pursuant to this Agreement or any other mutually acceptable agreement or arrangement, the only obligations of the Company to the Executive shall be that:


          (i) the Company shall pay the Executive (A) his full Base Salary through the termination date of his employment, plus (B) accrued vacation pay and all other unpaid amounts (if any) to which the Executive is entitled as of the termination date of his employment under any compensation or bonus plan of the Company, at the time such vacation pay or other unpaid amounts are due under such vacation or other compensation plan or program, plus (C) any deferred compensation (and earnings thereon) credited to the


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Executive at the time such amounts are required to be paid to the Executive under the plan or program pursuant to which such deferred compensation (and earnings thereon) are held; and

          (ii) the Company shall, for a period of twenty-four (24) months following the termination date of his employment, make the payments set forth in
Section 5(f) hereof with regard to the Personal Insurance Policies, arrange to provide the Executive with the life, disability, accident and health insurance benefits substantially equivalent to those which he was receiving pursuant to
Section 5(d) immediately prior to the event which led to the termination of the Executive's employment; provided, however, that the Executive will no longer be deemed to be an "employee" for purposes of any qualified or non-qualified retirement plan, any stock option or other equity incentive compensation arrangement or any successor plans thereto.

9.        Nondisclosure; Non-Competition; Non-Solicitation.

     (a) All payments and other benefits payable under this Agreement shall be forfeitable and shall be discontinued in the event that the Executive breaches or fails to perform his obligations under this Section 9 or willfully engages in conduct which is materially injurious to the Company, monetarily or otherwise.

     (b) The Executive agrees that during the Executive's employment with the Company (except in the course of performing the duties and obligations of his employment with the Company) and thereafter, he shall not use or disclose to any person not employed on a full-time basis by the Company or not engaged to render services to the Company, any trade secrets or other confidential information of the Company or any of its subsidiaries obtained by him while in the employ of the Company, provided, however, that this provision shall not preclude the Executive from the use or disclosure of information known generally to the public (other than through his breach of this Agreement) or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order (provided that the Executive has given the Company prompt notice of such order and a reasonable opportunity to object thereto). The agreement made in this Section 9 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon the Executive in respect of confidential information of the Company.

     (c) During the term of this Agreement and for a period of twenty-four (24) months following the Date of Termination, the Executive shall not, without the written consent of the Board, directly or indirectly, whether as principal, agent, stockholder, employee, consultant or in any other capacity, (i) engage in or have a financial interest in any company or enterprise which is in substantial competition with any substantial business actively conducted by the Company or any of its subsidiaries, provided, however, that this Subsection shall not be deemed to preclude or limit the Executive's right to own not more than two percent (2%) of the stock or other securities of any corporation, the shares of which are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) hire for any personal or business purpose any person who is an


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employee of the Company at the date of such hiring or during the six (6) month period immediately prior thereto.

     (d) If, at the time of enforcement of this Section 9, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum period, scope and geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (e) The Executive acknowledges that the services to be rendered by him are of such a special, unique and extraordinary nature that an action at law for the collection of damages would not provide adequate relief to the Company for the enforcement of its rights in the event of an actual or threatened violation by the Executive of his commitments and obligations hereunder. The Executive agrees that, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, upon the actual or threatened breach or violation of the commitments and obligations contained in this Section 9, the Company shall be entitled to seek both preliminary and permanent injunctive relief, without posting a bond or other security therefor, in any action or proceeding brought in an appropriate court having jurisdiction over the Executive, to restrain him from committing any violation of such commitments and obligations.

10.       Successors; Certain Definitions; Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute "Good Reason" for the Executive to terminate his employment under this Agreement pursuant to Section 6(d)(i)(A) and to collect the amounts set forth in Section 7 hereof in accordance therewith. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, of any corporation owned, directly or indirectly, by all stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial


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owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period of one year (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than thirty percent (30%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, the events set forth above shall not constitute a "change in control of the Company" for purposes of this Agreement, if the applicable event occurs due to the actions of the Executive and/or other members of the management of the Company (i.e. a management buy-out or similar transaction).

     (c) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     (d) Except as to withholding of any tax under the laws of the United States or any state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent; provided, however, that nothing in this Subsection shall preclude the Executive from designating a beneficiary to receive any benefit payable on


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his death, or the legal representatives of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or sent by overnight courier service, addressed as follows:

          If to the Executive:

                Alan Kessman
                912 Rock Rimmon Road
                Stamford, CT 06903

          If to the Company:

                Vion Pharmaceuticals, Inc.
                4 Science Park
                New Haven, Connecticut 06511
                Attn: Board of Directors


or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of laws principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Sections 7 and 8 and the obligations of the Executive under Section 9 shall survive the expiration of this term of this Agreement.


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


13. Severability. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions hereof shall nevertheless remain in full force and effect and shall be enforceable to the extent that they are valid, legal and enforceable.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes, with respect to such subject matter, all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, including, without limitation, the January 1999 Agreement; and any prior agreement of the parties hereto in respect of the subject mater contained herein is hereby terminated and cancelled; except that this Agreement shall in no way adversely affect, alter or amend the rights of the Executive pursuant to currently outstanding stock options or in the agreements relating thereto.






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


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                             VION PHARMACEUTICALS, INC.



                                             By: /s/ WILLIAM R. MILLER
                                                 ---------------------
                                                 Name: William R. Miller
                                                 Title: Chairman of the Board




                                                 /s/ ALAN KESSMAN
                                                 ----------------
                                                   Alan Kessman






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